UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

Constellium N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Tupolevlaan 41-61

1119 NW Schiphol-Rijk

The Netherlands

(Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:  ☐

Securities Act registration statement file number to which this form relates: 333-188556

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Ordinary Shares, nominal value €0.02 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of class
None

EXPLANATORY NOTE: This Amendment No. 1 to Form 8-A is being filed to reflect that Constellium Holdco B.V. has converted into a Dutch public limited liability company and has been renamed Constellium N.V.

Item 1. Description of Securities To Be Registered.

A description of the common stock of Constellium N.V. (the “Registrant”) is set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form F-1 (File No. 333-188556), as amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission, which information is incorporated by reference herein. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Constellium N.V.

Date: May 21, 2013

By:	/s/ Didier Fontaine
Name:	Didier Fontaine
Title:	Chief Financial Officer